Exhibit 99.7

CONSENT OF TRUIST SECURITIES, INC.

The Necessity Retail REIT, Inc.

650 Fifth Avenue, 30th Floor

New York, New York 10019

Attention: Special Committee of the Board of Directors

RE:	Joint Proxy Statement of The Necessity Retail REIT, Inc. (“RTL”) and Global Net Lease, Inc. (“GNL”) / Prospectus of GNL, which forms part of the Registration Statement on Form S-4 of GNL (the “Registration Statement”).

Members of the Special Committee:

We hereby consent to the inclusion of our opinion letter, dated May 23, 2023, to the Special Committee of the Board of Directors of RTL as Annex C to the Joint Proxy Statement/Prospectus included in the Registration Statement filed with the Securities and Exchange Commission today and the references to our firm and our opinion, including the quotation or summarization of such opinion, in such Registration Statement, under the headings “SUMMARY – Opinion of the RTL Special Committee’s Financial Advisor,” “THE PROPOSED TRANSACTIONS – Background of the REIT Merger and the Internalization Merger,” “THE PROPOSED TRANSACTIONS — RTL’s Reasons for the Merger and the Internalization Merger” and “Opinion of the RTL Special Committee’s Financial Advisor.” The foregoing consent applies only to the Registration Statement being filed with the Securities and Exchange Commission today and not to any amendments or supplements to the Registration Statement, and our opinion is not to be filed with, included in or referred to in whole or in part in any other registration statement (including any amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: July 6, 2023 TRUIST SECURITIES, INC. /s/ Truist Securities, Inc.